THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

NOVEA, INC.
COMMON STOCK PURCHASE WARRANT

Warrant Amount: $50,000,000.00 Issuance Date: December 10, 2021

THIS COMMON STOCK PURCHASE WARRANT (the "*Warrant*") certifies that, for value received, **NEWPOINT FINANCIAL CORPORATION**, a Delaware corporation (the "*Holder*"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time from and after the date hereof (the "*Issue Date*") through and including the close of business on the tenth (10th) year anniversary of the Issue Date (the "*Termination Date*"), but not thereafter, to subscribe for and purchase from **NOVEA, INC.**, a Wyoming corporation (the "*Company*"), up to Fifty Million Dollars ($50,000,000) of shares, subject to adjustment as set forth herein (the "*Warrant Shares*") of the Company's capital common stock, no par value (the "*Common Stock*"). The purchase price for each share of Common Stock purchased by the Holder under this Warrant shall be equal to the applicable Exercise Price, as defined in Section 2(b) hereof.

Section 1. Definitions.

Capitalized terms used, but not otherwise defined, herein shall have the meanings given to them in that certain Warrant Purchase Agreement, dated as of even date with the Issue Date (the "*Agreement*"), between the Company and the Holder.

Section 2. Exercise.

(a) Method of Exercise. Subject to the limitations in this Warrant, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issue Date, and through and including the Termination Date, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder, at the address of the Holder appearing on the books of the Company), of a duly executed Notice of Exercise, substantially in the form attached as Exhibit A to this Warrant (the "*Notice of Exercise*"). Within three (3) Trading Days (as defined below) following the date on which a duly executed and dated Notice of Exercise has been delivered hereunder (the "*Exercise Date*"), the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise, by wire transfer or cashier's check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is available and specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until all of the Warrant Shares available under the Warrant have been purchased and exercised in full, in which case, the Holder shall surrender the original of this Warrant to the Company for cancellation within three (3) trading days of

the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares so purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases; provided that the records of the Company, absent manifest error, will be conclusive with respect to the number of Warrant Shares purchasable from time to time hereunder. The Company shall deliver any objection to any Notice of Exercise within one (1) business day after receipt of such Notice. **The Holder (and every lawful assignee, by acceptance of this Warrant), acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of one or more of the Warrant Shares by the exercise hereof, the actual number of Warrant Shares available for purchase hereunder at any given time shall be less than the maximum amount indicated on the face of this Warrant.**

(b) Exercise Price. The exercise price per share of Common Stock purchasable under this Warrant shall be calculated as indicated below, subject to adjustment as provided herein (the "*Exercise Price*"). Except as where otherwise permitted in accordance with Section 2(c), this Warrant may only be exercised by means of payment by wire transfer or cashier's check drawn on a United States bank. The applicable Exercise Price shall be calculated as follows:

(i) if the Company's Common Stock is not then trading on a recognized United States stock market or stock exchange ("*Publicly Trading*"), then the Exercise Price shall be an amount which is eighty percent (80%) of the price at which the Company has last sold its restricted stock in a bona fide purchase (representing a discount of twenty percent (20%) from the fair market value of the Company's Common Stock); as of the Issue Date, the Exercise Price for the Warrant Shares would be Four Dollars ($4.00) per share, reflecting the Company's current price of Five Dollars ($5.00) per share of Common Stock, discounted by twenty percent (20%); and

(ii) if the Warrant Shares are then Publicly Trading, then the Exercise Price shall be calculated as the average VWAP for the ten (10) Trading Days (as such terms are defined below) immediately preceding the applicable Exercise Date.

(c) Cashless Exercise. This Warrant may, at the option of the Holder, be exercised, in whole or in part, at such time by means of formula set forth below (a "*Cashless Exercise*") in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by calculating the following, [(A-B) times (X)] divided by (A), where:

(A) = the average VWAP of the Company's trading Common Stock for the ten (10) Trading Days immediately preceding the date on which the Holder elects to exercise this Warrant by means of a Cashless Exercise, as set forth in the applicable Notice of Exercise;

(B) = the applicable Exercise Price of this Warrant, subject to any adjustment hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash

exercise rather than a Cashless Exercise.

For purposes of this Warrant:

"*VWAP*" means, for any given date, the share price of the Company's Common Stock as determined by the first of the following clauses (a) through (c) which applies:

(i) if the Common Stock is then listed or quoted on a Trading Market (as defined below), the daily volume weighted average price of such Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. ("*Bloomberg*"), based on a Trading Day beginning at 9:30 a.m., Eastern time, and ending at 4:00 p.m., Eastern time;

(ii) if the OTC Bulletin Board or any market, exchange or quotation system maintained by the OTC Markets Group, Inc., including, without limitation, OTCQB, OTCQX or OTC Pink (or any successors of the foregoing) is not a Trading Market, and the Common Stock is then traded on such market, exchange or quotation system, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such market, exchange or quotation system; and

(iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent valuation professional with expertise in evaluating the securities of financial technology companies, selected in good faith by the Board of Directors of the Company and reasonably acceptable to the Holder, and the fees and expenses of which shall be paid by the Company.

"*Trading Market*" means the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, or any other national securities exchange, market, or trading or quotation facility or system on which the Company's Common Stock is then being listed or quoted.

"*Trading Day*" means any day on which the Trading Market on which the Company's Common Stock is then Publicly Trading.

(d) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. The Company shall use its reasonable best efforts to cause the Warrant Shares purchased hereunder to be transmitted by the Company's stock transfer agent and registrar (the "*Transfer Agent*") to the Holder by physical delivery, to the address specified by the Holder in the Notice of Exercise, by a date (the "*Warrant Share Delivery Date*") which is not more than ten (10) trading days following the latest to occur of: (A) the delivery to the Company of a properly completed, signed and dated Notice of Exercise; (B) the surrender of this Warrant (if required pursuant to the terms hereof); and (C) payment of the aggregate Exercise Price, pursuant to one of the methods set forth in Sections 2(b) or 2(c) above. The Warrant Shares shall be deemed to have been issued, and the Holder or any other person designated therein shall be deemed to have become a record owner of such Warrant Shares for all purposes, as of the applicable Exercise Date, upon payment to the Company of the applicable Exercise Price (or by Cashless Exercise, if permitted), and the performance in full of all conditions precedent to the issuance of such shares as may be required herein.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of the original of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining unpurchased number of Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date for any reason (other than any circumstance covered by Section __ below), then the Holder shall have the right to rescind such exercise by written notice to the Company signed by the Holder (a "*Cancellation Notice*"), and the Company shall promptly return to such Holder any amount of Purchase Price which it has previously received in connection with such .

(iv) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "**Buy-In**"), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made

without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment, substantially in the form attached as Exhibit B to this Warrant, duly executed by the Holder (the "*Assignment Form*"), and the Company may require, as a condition to processing and recording such Assignment Form, an opinion of counsel to the Company that such assignment may be lawfully made under applicable state and federal securities laws, and payment to the Company of a sum sufficient to pay or reimburse it for all costs and expenses incurred by the Company in receiving, processing and recording such assignment (including, without limitation, reasonable attorneys' fees, courier fees, transfer agent fees, and any transfer tax which maybe assessed incidental to such transfer).

(vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e) Holder's Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates (as defined below), and any other Persons (as defined below) acting as a group together with the Holder or any of the Holder's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below) unless agreed to by the Holder and the Company. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents, as defined below) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "**Exchange Act**"), and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this

Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether, and representation and certification to the Company that, this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Securities and Exchange Commission (the "**Commission**"), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "**Beneficial Ownership Limitation**" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days' prior written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

"**Affiliate**" means any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person.

"**Common Stock Equivalents**" means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"**Person**" means any natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, or association.

Section 3. **Certain Adjustments**.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time during which this Warrant is outstanding the Company grants, issues or sells any Common Stock Equivalents or other rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "**Purchase Rights**"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). The provisions of this Section 3(b) will not apply to any grant, issuance or sale of Common Stock Equivalents or other rights to purchase stock, warrants, securities or other property of the Company which is not made pro rata to the record holders of any class of shares of Common Stock.

(c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "**Fundamental Transaction**"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "**Alternate Consideration**") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant after such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, including, but not limited to, the NYSE MKT, the Nasdaq Global Select Market, the

Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any Successor Entity (as defined below) shall, at the option of the Holder or the Company or any Successor Entity, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. "**Black Scholes Value**" means the value of this Warrant based on the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the trading day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "**Successor Entity**") to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(c), and to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) before such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(d) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number

of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(e) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined in Section 4(c)) of the Company, at least 10 business days before the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this original Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. Neither this Warrant nor any Warrant Shares issued upon exercise of this Warrant shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of qualification or commencement of sales of the offering pursuant to which this Warrant is being issued, except the transfer of any security:

(i) by operation of law or by reason of reorganization of the Company;

(ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period; or

(iii) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Piggyback Registration Rights.

To the extent the Company does not maintain an effective registration statement for the Warrant Shares and in the further event that the Company files a registration statement with the Commission covering the sale of its shares of Common Stock (other than a registration statement on Form S-4 or S-8, or on another form, or in another context, in which such "piggyback" registration would be inappropriate), then, for a period commencing on the Exercise Date and terminating on the second (2nd) anniversary of the Exercise Date, the Company shall give written notice of such proposed filing to the holders of Warrant Shares as soon as practicable but in no event less than ten (10) business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and offer to the holders of Warrant Shares in such notice the opportunity to register the sale of such number of shares of Warrant Shares as such holders may request in writing within five (5) business days after receipt of such notice (a "**Piggyback Registration**"). The Company shall cause such Warrant Shares to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Warrant Shares requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Warrant Shares in accordance with the intended method(s) of distribution thereof. All holders of Warrant Shares proposing to distribute their securities through a Piggyback Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration.

Section 6. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividend rights or other rights as a stockholder of the Company before the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth herein.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then, such action may be taken or such right may be exercised on the next succeeding business day.

(d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any

purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such commercially reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

9

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions therefor, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the State of California, without regard to conflict of laws principles, and federal or state courts sitting in the State of California shall have exclusive jurisdiction over matters arising out of this Warrant.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state

and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. Without limiting any other provision of this Warrant or the Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any and all costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered to the Holder at its last address as it shall appear upon the Warrant Register.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages alone would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of

such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NOVEA, INC.

By: ____________________
James Quinlan
Chief Executive Officer

ATTEST:

By: ____________________
Stephen Ross
Secretary

EXHIBIT B TO
STOCK PURCHASE WARRANT

FORM OF ASSIGNMENT

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant, but use a Notice of Exercise in the form of Exhibit A attached to the Warrant.)

FOR VALUE RECEIVED, ____ all of or _______ shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

____ whose address is:

Date: ______________, _______

Holder's Signature: ____________________________

Holder's Address: ____________________________

Signature
Guaranteed: ________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.